UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500 666 Burrard Street Vancouver, British Columbia		V6C 3P6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Lynden Energy Corp. (the “Company” or “Lynden”) entered into an Arrangement Agreement dated as of December 16, 2015, as amended (the “Arrangement Agreement”) with Earthstone Energy, Inc. (“Earthstone”) and 1058286 B.C. Ltd., a wholly owned subsidiary of Earthstone (“Earthstone Acquisition”), providing for the acquisition of all of the outstanding shares of common stock of Lynden by Earthstone Acquisition and the amalgamation of Earthstone Acquisition and Lynden, with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone (the “Arrangement”) as part of a plan of arrangement (the “Plan of Arrangement”).

On May 18, 2016, pursuant to the Arrangement Agreement and Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), Earthstone Acquisition acquired all of the outstanding shares of common stock of Lynden (“Lynden Common Stock”), and Lynden and Earthstone Acquisition amalgamated into a single corporate entity with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone. At the Effective Time, each outstanding share of Lynden Common Stock, other than any Lynden Common Stock held by Earthstone or Earthstone Acquisition, was, and was deemed to be, transferred by the holder thereof to Earthstone Acquisition in exchange for 0.02842 shares of Earthstone common stock, $0.001 par value per share (“Earthstone Common Stock”). No fractional shares of Earthstone Common Stock were issued. Where the aggregate number of shares of Earthstone Common Stock issued to a Lynden shareholder as consideration would have resulted in a fraction of shares of Earthstone Common Stock being issued, the number of shares of Earthstone Common Stock received by such Lynden shareholder was rounded to the nearest whole share of Earthstone Common Stock (with fractions equal or greater than 0.5 being rounded up). As a result of the Arrangement, Earthstone issued approximately 3,700,000 shares of Earthstone Common Stock. Because the Lynden optionholders were not entitled to receive any shares of Earthstone Common Stock at closing based upon the method of calculation provided in the Arrangement, Earthstone Acquisition paid the Lynden optionholders U.S. $0.001 for every Lynden option. As a result of the Arrangement, Earthstone Acquisition paid the Lynden optionholders an aggregate of U.S. $4,010.00 at the Effective Time for all outstanding Lynden options.

The foregoing description of the Arrangement Agreement, the Plan of Arrangement and the Arrangement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and that certain First Amendment to the Arrangement Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. There are representations and warranties contained in the Arrangement Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Arrangement Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 1.02	Termination of a Material Definitive Agreement.

On May 18, 2016, Lynden USA Inc. (“Lynden USA”), a wholly owned subsidiary of Lynden, terminated its Credit Agreement, dated as of August 29, 2011, among Lynden USA, Texas Capital Bank, N.A. and the lenders party thereto, as amended (the “Lynden Credit Agreement”). In connection with the termination of the Lynden Credit Agreement, the related guarantee and pledge agreements were also terminated.

On May 18, 2016, Lynden terminated that certain Management Agreement between Lynden and Colin Watt, dated January 1, 2013, as amended (the “Management Agreement”). In connection with the consummation of the Arrangement and the termination of the Management Agreement, Lynden made a lump sum termination payment to Colin Watt of CDN $500,000 pursuant to the terms of the Management Agreement.

Also on May 18, 2016, Lynden terminated that certain Services Agreement between Lynden and Richard Andrews, dated January 1, 2015, as amended (the “Services Agreement”). In connection with the consummation of the Arrangement and the termination of the Services Agreement, Lynden made a lump sum termination payment to Richard Andrews of U.S. $500,000 pursuant to the terms of the Services Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the consummation of the Arrangement described above, the Lynden Credit Agreement was terminated and all outstanding amounts under that facility were paid.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Arrangement on May 18, 2016 constituted a “change of control event” under the Lynden Credit Agreement. As a result, all outstanding amounts under the Lynden Credit Agreement were paid.

The consummation of the Arrangement on May 18, 2016 constituted a “change of control” under the Management Agreement. As a result of Colin Watt’s resignation in connection with the consummation of the Arrangement on May 18, 2016, Lynden made a lump sum termination payment to Colin Watt of CDN $500,000 pursuant to the terms of the Management Agreement.

The consummation of the Arrangement on May 18, 2016 constituted a “change of control” under the Services Agreement. As a result of termination of the Services Agreement in connection with the consummation of the Arrangement on May 18, 2016, Lynden made a lump sum termination payment to Richard Andrews of U.S. $500,000 pursuant to the terms of the Services Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Arrangement, the Company notified the TSX Venture Exchange (the “TSXV”) of its intent to remove the Lynden Common Stock from listing on the TSXV. The Lynden Common Stock, which previously traded under the ticker symbol “LVL” on the TSXV, will be delisted from the TSXV at the close of trading on May 19, 2016. Lynden intends to file with the Securities and Exchange Commission (the “SEC”) a post-effective amendment to the Company’s Form S-8 registration with respect to the unsold shares, requesting that the unsold shares be removed from the registration statement. In addition, Lynden intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Lynden Common Stock and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification of the Rights of Security Holders.

Pursuant to the terms of the Arrangement Agreement and Plan of Arrangement, at the Effective Time, holders of Lynden Common Stock ceased to have any rights as shareholders of Lynden, other than the right to receive consideration pursuant to the terms of the Arrangement.

Pursuant to the terms of the Arrangement Agreement and Plan of Arrangement, at the Effective Time, each option to acquire shares of Lynden Common Stock that was outstanding and unexercised immediately prior to the Effective Time, was deemed to be terminated and cancelled in exchange for a number of shares of Earthstone Common Stock based upon a method of calculation provided in the Plan of Arrangement. Notwithstanding the foregoing, to the extent a holder of Lynden options is not entitled to receive any shares of Earthstone Common Stock at closing based upon such method of calculation, the Plan of Arrangement requires Earthstone Acquisition pay the applicable Lynden optionholder U.S. $0.001 for every such Lynden option. Because the Lynden optionholders were not entitled to receive any shares of Earthstone Common Stock at closing based upon the method of calculation provided in the Plan of Arrangement, Earthstone Acquisition paid the Lynden optionholders U.S. $0.001 for every Lynden option.

The information disclosed under Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Arrangement, a change in control of the Company occurred. Upon the Effective Time, Lynden became a wholly owned subsidiary of Earthstone. The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Arrangement Agreement and Plan of Arrangement, (i) each executive officer and each member of Lynden’s board of directors ceased to be executive officers and directors of Lynden, (ii) Frank A. Lodzinski was appointed to serve as a director on the board of directors of Lynden following the Effective Time, (iii) Frank A. Lodzinski was appointed President and Chief Executive Officer of Lynden following the Effective Time and (iv) Robert J. Anderson was appointed Chief Financial Officer and Secretary of Lynden following the Effective Time. Information regarding the backgrounds of Messrs. Lodzinski and Anderson and other relevant information regarding Messrs. Lodzinski and Anderson, is described in Earthstone’s Annual Report on Form 10-K/A for the year ended December 31, 2015, which description is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Arrangement Agreement and Plan of Arrangement, at the Effective Time, Earthstone Acquisition amalgamated with and into Lynden, with Lynden surviving the amalgamation as the surviving entity (the “Amalgamated Company”). The notice of articles and articles of the Amalgamated Company is substantially in the form of the notice of articles and articles of Earthstone Acquisition, taking into account the transactions set forth in the Arrangement Agreement and Plan of Arrangement.

The notice of articles and the articles of the Amalgamated Company are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01	Other Items.

On May 18, 2016, the Company announced the completion of the Arrangement. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the completion of the Arrangement.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits:

(2.1)	Arrangement Agreement, dated December 16, 2015, by and among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (Incorporated by reference to Exhibit 2.1 to Lynden Energy Corp.’s Current Report on Form 8-K dated December 17, 2015 (File No. 000-55301)).

(2.2)	Amendment to Arrangement Agreement, dated March 29, 2016, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (Incorporated by reference to Exhibit 2.1 to Lynden Energy Corp.’s Current Report on Form 8-K dated March 29, 2016 (File No. 000-55301)).

(3.1)	Notice of Articles of the Amalgamated Company, dated May 18, 2016.*

(3.2)	Articles of the Amalgamated Company, dated May 18, 2016.*

(99.1)	Press Release regarding completion of the Arrangement, dated May 18, 2016.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

Dated: May 18, 2016	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

(2.1)	Arrangement Agreement, dated December 16, 2015, by and among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (Incorporated by reference to Exhibit 2.1 to Lynden Energy Corp.’s Current Report on Form 8-K dated December 17, 2015 (File No. 000-55301)).

(2.2)	Amendment to Arrangement Agreement, dated March 29, 2016, among Earthstone Energy, Inc., 1058286 B.C. Ltd. and Lynden Energy Corp. (Incorporated by reference to Exhibit 2.1 to Lynden Energy Corp.’s Current Report on Form 8-K dated March 29, 2016 (File No. 000-55301)).

(3.1)	Notice of Articles of the Amalgamated Company, dated May 18, 2016.*

(3.2)	Articles of the Amalgamated Company, dated May 18, 2016.*

(99.1)	Press Release regarding completion of the Arrangement, dated May 18, 2016.*

*	Filed herewith.